ALLEN & OVERY LLP
                                           One New Change
Permanent Financing (No. 7) PLC            London  EC4M 9QQ  United Kingdom
Blackwell House
Guildhall Yard                             Tel               +44 (0)20 7330 3000
London  EC2V 5AE                           Fax               +44 (0)20 7330 9999
United Kingdom                             Direct            +44 (0)20 7330 3965


Our ref  MRB/ZKH//33775-00201 ICM:1495318.1

15th March 2005

Ladies and Gentlemen:

PERMANENT FINANCING (NO. 7) PLC - REGISTRATION STATEMENT ON FORM S-11

We have acted as United Kingdom tax counsel to Permanent Financing (No. 7) PLC, a public limited company incorporated under the laws of England and Wales (the ISSUER), in connection with the preparation of the registration statement on Form S-11 (the REGISTRATION STATEMENT) to be filed with the Securities and Exchange Commission (the COMMISSION) under the Securities Act of 1933, as amended (the ACT), on 15th March, 2005, as amended on the date hereof, of which the prospectus (the PROSPECTUS) forms a part. The Registration Statement and Prospectus relate to the Issuer's issuance of the series 1 issuer notes and series 2 issuer notes (the US NOTES).

As United Kingdom tax counsel, we have advised the Issuer with respect to certain United Kingdom tax consequences of the proposed issuance of the US Notes. This advice is summarised under the headings "Summary of prospectus - United Kingdom tax status" and "United Kingdom taxation" (collectively, the DISCUSSIONS) in the prospectus relating to the US Notes which is part of the Registration Statement. We hereby confirm that the opinions set forth in the Discussions represent our opinions as to the matters of law covered by them.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. We are aware that we are referred to in the Discussions and under the heading "Legal matters" in the Prospectus, and we hereby consent to the references to us in those sections without thereby implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully,

/s/ Allen & Overy LLP

ALLEN & OVERY LLP


Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is regulated by the Law Society of England and Wales. A list of the members of Allen & Overy LLP and their professional qualifications is open to inspection at its registered office, One New Change, London EC4M 9QQ. Any reference to a partner in relation to Allen & Overy LLP means a member, consultant or employee of Allen & Overy LLP.

Allen & Overy LLP or an affiliated undertaking has an office in each of:
Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Milan, Moscow, New York, Paris, Prague, Rome, Shanghai, Singapore, Tokyo, Turin, Warsaw